Exhibit 99(a)
                  Press Release, dated October 15, 1999

                              Press Release


COMMUNITY FEDERAL BANCORP INVESTOR INFORMATION
_____________________________________________________________________________
CONTACT:  Sherry McCarty
          Chief Financial Officer
          (662) 842-3981


October 15, 1999


FOR IMMEDIATE RELEASE


FIRST M&F CORP., COMMUNITY FEDERAL BANCORP, INC. ANNOUNCE SHAREHOLDER APPROVAL OF MERGER


TUPELO, MS (NASDAQ:CFTP) - Shareholders of Community Federal Bancorp, Inc. and First M&F Corporation (NASDAQ:FMFC) overwhelmingly approved the merger of the two banking institutions in special shareholder meetings held today. With all regulatory approvals already obtained, the shareholder vote was the last process remaining prior to closing. The two companies anticipate closing the transaction in November.

Community Federal Bancorp, Inc. CEO Jim Ingram said, "We are excited about the opportunity to become part of the M&F family. The merger will be beneficial for our shareholders, our customers, our staff, and the communities we serve."

"Both companies have worked hard to move the regulatory and shareholder approval process forward," said First M&F Corp. Chairman and CEO Hugh S. Potts, Jr. "Now we can all concentrate on the business of banking and giving high-quality customer service to the combined customer base."

Community Federal Bancorp, Inc., the holding company for Community Federal
Bank,  is a $300 million organization located in Tupelo.   First M&F Corp.,
parent of Merchants & Farmers Bank, is a $736 million bank holding company with 31 banking locations throughout Central and North Mississippi.